UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2012

P.F. Chang's China Bistro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 888-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 1, 2012, P.F. Chang's China Bistro, Inc., a Delaware corporation (the “Company”) issued a press release announcing its entry into an Agreement and Plan of Merger (the “Merger Agreement”) with Wok Parent LLC (“Parent”), a Delaware limited liability company and affiliate of Centerbridge Partners, L.P., and Wok Acquisition Corp. (“Purchaser”), a Delaware corporation and an indirect wholly owned subsidiary of Parent, pursuant to which, among other things, Purchaser will commence a tender offer (the “Offer”) within 10 business days to acquire all of the outstanding shares of common stock, $0.001 par value per share, of the Company at a purchase price of $51.50 per share in cash. Upon successful completion of the Offer, Purchaser will merge with and into the Company such that the Company will become a wholly-owned subsidiary of Parent (the “Merger”). The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the stockholders of the Company have adopted the Merger Agreement at a meeting of stockholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 1, 2012, the Company sent a letter to the employees of the Company, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On May 1, 2012, the Company sent a list of Frequently Asked Questions to the employees of the Company, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Joint Press Release, issued by the Company and Parent, dated May 1, 2012
99.2	Letter to employees, dated May 1, 2012
99.3	List of Frequently Asked Questions to employees, dated May 1, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2012	P.F. Chang's China Bistro, Inc.
/s/ Mark D. Mumford
Mark D. Mumford Chief Financial Officer